EXHIBIT 16.1

RBSM LLP
(FORMERLY RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP)
CERTIFIED PUBLIC ACCOUNTANTS

                                                                     June 18, 2007

Securities and Exchange Commission
Washington, DC 20549

Re: Nextphase Wireless, Inc.
File No. 000-27339

Dear Sir or Madam:

    We have read Item 4.01 of the Form 8-K/A (amendment No. 1) of Nextphase Wireless, Inc. dated June 7 , 2007 and agree with the statements relating only to RBSM LLP, Certified Public Accountants, contained therein.

                                                                    /s/ RBSM LLP